As filed with the U.S. Securities and Exchange Commission on May 23, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1042001 (I.R.S. Employer Identification No.)

255 E. Fifth Street, Suite 700
Cincinnati, Ohio 45202
(Address, including zip code, of registrant’s principal executive office)

Registrant’s telephone number, including area code: (877) 322-9530

First Financial Bancorp. Amended and Restated 2012 Stock Plan
(Full title of the plans)

Shannon M. Kuhl
Senior Vice President and Chief Legal Officer
255 E. Fifth Street, Suite 700

Cincinnati, OH 45202
(513) 979-5773
(Name, address including zip code, and telephone number including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting Registrant. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting Registrant)	Smaller reporting Registrant ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate offering Per Share (2)	amount of registration fee(1)
Common Stock, no par value per share	1,750,000 Shares(1)	$25.675	$44,931,250	$5,207.54
(1)	Represents 1,750,000 additional shares of common stock of First Financial Bancorp. (the “Registrant”) available for issuance pursuant to the First Financial Bancorp. Amended and Restated 2012 Stock Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any anti-dilution provisions, stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Determined pursuant to Rule 457(c) and (h) based on $25.675, the average of the high and low prices of the Registrant’s Common Stock on May 19, 2017.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

First Financial Bancorp. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register 1,750,000 additional shares of its common stock, no par value per share (the “Common Stock”), for issuance pursuant to the First Financial Bancorp. Amended and Restated 2012 Stock Plan (the “Plan”), which shares of Common Stock are in addition to the 1,750,000 shares of Common Stock previously registered on the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 14, 2013 (File No. 333-188593) (the “2013 Registration Statement”). This Registration Statement relates to securities of the same class as those shares of Common Stock registered on the 2013 Registration Statement. The increase in the number of shares authorized for issuance under the Plan, as amended and restated, was approved by the Registrant’s shareholders at the 2017 annual meeting held on May 23, 2017.

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E, the contents of the 2013 Registration Statement are incorporated by reference and made a part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the SEC pursuant to the requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2016; and Current Reports on Form 8-K filed with the SEC on January 3, 2017, January 20, 2017, February 6, 2017, March 3, 2017, March 9, 2017, March 30, 2017, April 20, 2017 and May 9, 2017;

(c)	Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Shareholders, filed on April 13, 2017; and

(d)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form S-3 (File No. 333-197771) filed with the SEC on July 31, 2014, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this Registration Statement. Notwithstanding the foregoing, no report of the Compensation Committee of the Board of Directors of the Registrant, no Report of the Audit Committee of the Board of Directors of the Registrant and no performance graph included in any Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference, and to the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is “furnished” to, rather than “filed” with, the SEC, such information or exhibit is specifically not incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or deemed to be a part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or deemed to be a part of this Registration Statement modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the securities offered hereby has been passed upon by Shannon M. Kuhl, Esq., Senior Vice President, Chief Legal Officer of the Registrant, who beneficially owns 11,383 shares of Common Stock, inclusive inclusive of 8,644 shares of restricted stock which remain subject to forfeiture until vested.

ITEM 8. EXHIBITS

Exhibit Number	DESCRIPTION
4.1	Articles Fourth, Fifth and Seventh of the Amended and Restated Articles of Incorporation of First Financial Bancorp (reflecting all amendments filed with the Ohio Secretary of State) [for purposes of SEC reporting compliance only - not filed with the Ohio Secretary of State] (filed as Exhibit 3.2 to the Form S-3 on July 31, 2014 and incorporated herein by reference) (File No. 333-197771).
4.2	Articles I, II, V and VIII of the Amended and Restated Regulations of First Financial Bancorp, amended as of July 28, 2015 (filed as Exhibit 3.1 to the Form 8-K filed on July 29, 2015 and incorporated herein by reference) (File No. 000-34762).
5.1	Opinion of Shannon M. Kuhl, Esq.
23.1	Consent of Crowe Horwath LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Shannon M. Kuhl (contained in Exhibit 5.1 hereto).
99.1	First Financial Bancorp. Amended and Restated 2012 Stock Plan (filed as Appendix A to the Registrant’s Proxy Statement filed on April 13, 2017 and incorporated herein by reference) (File No. 001-34762).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, and the State of Ohio, on May 23, 2017.

First Financial Bancorp.

By:	/s/Shannon M. Kuhl
Shannon M. Kuhl,
Senior Vice President and Chief Legal Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 23, 2017.

/s/ Claude E. Davis		/s/ John M. Gavigan
Claude E. Davis, Director		John M. Gavigan
President and Chief Executive Officer		Senior Vice President and Chief Financial Officer

Date	May 23, 2017	Date	May 23, 2017

/s/ Murph Knapke		/s/ Scott T. Crawley
Murph Knapke, Director		Scott T. Crawley, Corporate Controller
Chairman of the Board		(Principal Accounting Officer)

Date	May 23, 2017	Date	May 23, 2017

/s/ J. Wickliffe Ach		/s/ David S. Barker
J. Wickliffe Ach, Director		David S. Barker, Director

Date	May 23, 2017	Date	May 23, 2017

/s/ Cynthia O. Booth		/s/ Corinne R. Finnerty
Cynthia O. Booth, Director		Corinne R. Finnerty, Director

Date	May 23, 2017	Date	May 23, 2017

/s/ Peter E. Geier		/s/ Susan L. Knust
Peter E. Geier, Director		Susan L. Knust, Director

Date	May 23, 2017	Date	May 23, 2017

/s/ William J. Kramer		/s/ Jeffrey D. Meyer
William J. Kramer, Director		Jeffrey D. Meyer, Director

Date	May 23, 2017	Date	May 23, 2017

/s/ John T. Neighbours		/s/ Richard E. Olszewski
John T. Neighbours, Director		Richard E. Olszewski, Director

Date	May 23, 2017	Date	May 23, 2017

/s/ Maribeth S. Rahe
Maribeth S. Rahe, Director

Date	May 23, 2017

EXHIBIT INDEX

Exhibit Number	DESCRIPTION
4.1	Articles Fourth, Fifth and Seventh of the Amended and Restated Articles of Incorporation of First Financial Bancorp (reflecting all amendments filed with the Ohio Secretary of State) [for purposes of SEC reporting compliance only - not filed with the Ohio Secretary of State] (filed as Exhibit 3.2 to the Form S-3 on July 31, 2014 and incorporated herein by reference) (File No. 333-197771).
4.2	Articles I, II, V and VIII of the Amended and Restated Regulations of First Financial Bancorp, amended as of July 28, 2015 (filed as Exhibit 3.1 to the Form 8-K filed on July 29, 2015 and incorporated herein by reference) (File No. 000-34762).
5.1	Opinion of Shannon M. Kuhl, Esq.
23.1	Consent of Crowe Horwath LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Shannon M. Kuhl (contained in Exhibit 5.1 hereto).
99.1	First Financial Bancorp. Amended and Restated 2012 Stock Plan (filed as Appendix A to the Registrant’s Proxy Statement filed on April 13, 2017 and incorporated herein by reference) (File No. 001-34762).